Abacus Global Management Reports Second Quarter 2025 Results August 7, 2025 8:15 PM EDT - Second Quarter 2025 Total Revenue Nearly Doubles Year-over-Year to $56.2 Million - - Longevity Funds Attracted $123.1 Million in Capital Inflows - - GAAP Net Income of $17.6 Million - - Adjusted Net Income Grew 87% Year-over-Year to $21.9 Million - - Adjusted EBITDA Grew 89% Year-over-Year to $31.5 Million – ~ Raises Full Year 2025 Outlook ~ ORLANDO, Fla., Aug. 07, 2025 (GLOBE NEWSWIRE) -- Abacus Global Management, Inc. (“Abacus” or the “Company”) (NASDAQ: ABL), a leader in the alternative asset management space, today reported results for the second quarter ended June 30, 2025. “We delivered another excellent quarter of record profitable growth in the second quarter of 2025, nearly doubling total revenue and adjusted earnings year-over-year, enabling us to raise our full year outlook for adjusted earnings,” said Jay Jackson, Chief Executive Officer of Abacus. “Our strong performance was driven by robust demand for policyholder liquidity, as well as increased inflows for our new asset management offerings. Our differentiated origination-focused business model, serving both liquidity-seeking consumers and yield-seeking investors, enables us to capture true market value in any macro environment. With our greater scale and capabilities, our ability to consistently execute on our strategic growth initiatives and our expanding brand recognition, we remain steadfast in our mission to establish Abacus as the leading alternative asset and wealth management company.” Second Quarter 2025 Highlights Total revenue for the second quarter grew 93% to $56.2 million, compared to $29.1 million in the prior-year period. The increase was primarily driven by higher revenues from Life Solutions as well as a full quarter of asset management fees from the acquisitions that were completed in the fourth quarter of 2024. Origination capital deployment for the second quarter of 2025 was $121.8 million, compared to $104.7 million in the prior-year period; number of policies held as of the end of the second quarter of 2025 stood at 600, compared to 458 in the prior-year period. GAAP net income attributable to shareholders for the second quarter of 2025 of $17.6 million grew $16.9 million compared to net income of $0.7 million in the prior-year period. The increase was primarily driven by higher revenues and a non-recurring $4.2 million gain on change in fair value of warrant liability, partially offset by increased operating expenses. Adjusted net income (a non-GAAP financial measure) for the second quarter of 2025 grew 87% to $21.9 million, compared to $11.7 million in the prior-year period. Adjusted diluted earnings per share for the second quarter of 2025 was $0.22, compared to $0.17 in the prior-year period. Adjusted EBITDA (a non-GAAP financial measure) for the second quarter of 2025 increased 89% to $31.5 million, compared to $16.7 million in the prior-year period. Adjusted EBITDA margin (a non-GAAP financial measure) for the second quarter of 2025 was 56.1%, compared to 57.5% in the prior-year period.

Adjusted Annualized return on invested capital (ROIC) (a non-GAAP financial measure) for the second quarter of 2025 was 22%. Annualized Return on equity (ROE) (a non-GAAP financial measure) for the second quarter of 2025 was 21%. Company introduces supplemental KPIs to provide greater insight into the Company’s operational performance: Annualized Turnover Ratio (a non-GAAP financial measure) for the second quarter of 2025 was 2.3x. Average Realized Gain (a non-GAAP financial measure) for the second quarter of 2025 was 26.3%. Announced a newly authorized $20 million Share Repurchase program, approved by the Board effective June 5, 2025. Hosted Investor Day and Longevity Summit at Nasdaq in New York City on June 12, 2025. During the event the Company announced the public launch of a new corporate-focused commercial campaign. A replay of the event is accessible here. Liquidity and Capital As of June 30, 2025, the Company had cash and cash equivalents of $74.8 million, balance sheet policy assets of $387.3 million and outstanding long-term debt of $357 million. 2025 Outlook Driven by strong second quarter performance, the Company is raising its full year 2025 outlook for Adjusted net income to between $74 million and $80 million, compared to its prior outlook of between $70 million and $78 million. The new range implies growth of between 59% to 72% compared to full year 2024 Adjusted net income of $46.5 million. For a definition of Adjusted net income, see “Non-GAAP Financial Information” below. Subsequent Events On July 30, 2025, the Company eliminated the overhang of its warrants, announcing the completion of its previously announced exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its outstanding warrants. As a result of the completion of the Offer and the Post-Offer Exchange, no warrants will remain outstanding. Accordingly, the public warrants are expected to be suspended from trading on the Nasdaq as of the close of business on August 14, 2025, and will be delisted. Following completion of the Offer, there are approximately 102,050,981 shares of common stock outstanding (an increase of approximately 4% from prior to the closing of the Offer) and following completion of the Post-Offer Exchange there will be approximately 102,555,154 shares of common stock outstanding (an increase of approximately 5% from prior to the closing of the Offer and the Post-Offer Exchange). Webcast and Conference Call A webcast and conference call to discuss the Company’s results will be held today beginning at 5:00 p.m. (Eastern Time). A live webcast of the conference call will be available on Abacus’ investor relations website at ir.abacuslife.com. The dial-in number for the conference call is (844) 826-3033 (toll-free) or (412) 317-5185 (international). Please dial the number 10 minutes prior to the scheduled start time. A webcast replay of the call will be available at ir.abacusgm.com for one year following the call. Non-GAAP Financial Information Adjusted Net Income, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for non-controlling interest income, amortization, change in fair value of warrants and non-cash stock-based compensation and the related tax effect of those adjustments. Management believes that Adjusted Net Income is an appropriate measure of operating performance because it eliminates the impact of expenses that do not relate to business performance. A reconciliation of Adjusted Net Income to Net income attributable to Abacus, the most directly comparable GAAP measure, appears below. The Company is unable to provide a comparable FY 2025 outlook for, or a reconciliation to net income because it cannot provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. Its inability to do so is due to the inherent difficulty in forecasting the timing of items that have not yet occurred and quantifying certain amounts that are necessary for such reconciliation, including variations in effective tax rate, expenses to be incurred for acquisition activities, and other one-time or exceptional items. Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to Abacus adjusted for depreciation expense, amortization, interest expense, income tax and other non-cash and certain non-recurring items that in our judgement significantly impact the period- over-period assessment of performance and operating results that do not directly relate to business performance within Abacus’ control. A reconciliation of Adjusted EBITDA to Net income attributable to Abacus Life, the most directly comparable GAAP measure, appears below.

Adjusted EBITDA margin, a non-GAAP financial measure, is defined as Adjusted EBITDA divided by Total revenues. A reconciliation of Adjusted EBITDA margin to Net income margin, the most directly comparable GAAP measure, appears below. Annualized return on invested capital (ROIC), a non-GAAP financial measure, is defined as Adjusted net income for the quarter divided by the result of Total Assets less Intangible assets, net, Goodwill and Current Liabilities multiplied by four. ROIC is not a measure of financial performance under GAAP. We believe ROIC should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Annualized return on equity (ROE), a non-GAAP financial measure, is defined as Adjusted net income divided by total shareholder equity multiplied by four. ROE is not a measure of financial performance under GAAP. We believe ROE should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. The below table presents our calculation of ROE. Forward-Looking Statements All statements in this press release (and oral statements made regarding the subjects of this press release) other than historical facts are forward- looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Abacus. Forward-looking information includes but is not limited to statements regarding: Abacus’s financial and operational outlook; Abacus’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Abacus’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” “intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions). While Abacus believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: the fact that Abacus’s loss reserves are bases on estimates and may be inadequate to cover its actual losses; the failure to properly price Abacus’s insurance policies; the geographic concentration of Abacus’s business; the cyclical nature of Abacus’s industry; the impact of regulation on Abacus’s business; the effects of competition on Abacus’s business; the failure of Abacus’s relationships with independent agencies; the failure to meet Abacus’s investment objectives; the inability to raise capital on favorable terms or at all; the effects of acts of terrorism; and the effectiveness of Abacus’s control environment, including the identification of control deficiencies. These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Abacus with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Abacus cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Abacus assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Abacus does not give any assurance that it will achieve its expectations. About Abacus Abacus Global Management (NASDAQ: ABL) is a leading financial services company specializing in alternative asset management, data-driven wealth solutions, technology innovations, and institutional services. With a focus on longevity-based assets and personalized financial planning, Abacus leverages proprietary data analytics and decades of industry expertise to deliver innovative solutions that optimize financial outcomes for individuals and institutions worldwide. Contacts : Investor Relations Robert F. Phillips – SVP Investor Relations and Corporate Affairs rob@abacusgm.com (321) 290-1198 David Jackson – Managing Director of Investor Relations david@abacusgm.com (321) 299-0716 Abacus Global Management Public Relations press@abacusgm.com ABACUS GLOBAL MANAGEMENT, INC. CONSOLIDATED BALANCE SHEET June 30, 2025 (unaudited) December 31, 2024 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 74,836,871 $ 131,944,282 Accounts receivable 14,512,827 15,785,531 Accounts receivable, related party 10,989,251 7,113,369 Income taxes receivable 145,839 2,099,673 Prepaid expenses and other current assets 5,435,222 2,621,791 Total current assets 105,920,010 159,564,646

Property and equipment, net 1,517,845 1,025,066 Intangible assets, net 71,392,006 79,786,793 Goodwill 238,921,108 238,296,200 Operating right-of-use assets 4,867,682 4,722,573 Management and performance fee receivable, related party 14,501,482 13,379,301 Life settlement policies, at fair value 386,144,698 370,398,447 Life settlement policies, at cost 1,109,808 1,083,977 Available-for-sale securities, at fair value 3,287,463 2,205,904 Other investments 9,850,000 1,850,000 Other assets 10,845,818 1,851,845 TOTAL ASSETS $ 848,357,920 $ 874,164,752 LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' EQUITY CURRENT LIABILITIES: Current portion of long-term debt, at fair value $ 117,869,504 $ 37,430,336 Current portion of long-term debt 1,000,000 1,000,000 Accrued expenses 5,316,412 6,139,472 Current operating lease liabilities 646,851 515,597 Contract liabilities, deposits on pending settlements 45,869 2,473,543 Accrued transaction costs 879,329 483,206 Other current liabilities 12,143,344 14,423,925 Income taxes payable 2,276,726 — Total current liabilities 140,178,035 62,466,079 Long-term debt, net 224,895,561 224,742,029 Long-term debt, at fair value — 105,120,100 Long-term debt, related party 13,296,214 12,525,635 Retrocession fees payable 5,361,714 5,312,214 Noncurrent operating lease liabilities 4,713,328 4,580,158 Deferred tax liability 28,411,876 26,778,865 Warrant liability 9,968,000 9,345,000 TOTAL LIABILITIES 426,824,728 450,870,080 COMMITMENTS AND CONTINGENCIES MEZZANINE EQUITY Series A convertible preferred stock, $0.0001 par value; 5,000 shares authorized; 5,000 issued and outstanding 5,000,000 — TOTAL MEZZANINE EQUITY 5,000,000 — STOCKHOLDERS' EQUITY Preferred stock, $0.0001 par value; 1,000,000 shares authorized; 5,000 issued and outstanding — — Class A common stock, $0.0001 par value; 200,000,000 authorized shares; 97,954,471 and 96,731,194 shares issued at June 30, 2025 and December 31, 2024, respectively 9,795 10,133 Treasury stock - at cost; 6,129,703 and 1,048,260 shares repurchased at June 30, 2025 and December 31, 2024, respectively (47,076,918) (12,025,137) Additional paid-in capital 499,438,543 494,064,113 Accumulated deficit (35,767,080) (57,896,606) Noncontrolling interest (71,148) (857,831) TOTAL STOCKHOLDERS' EQUITY 416,533,192 423,294,672 TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS' EQUITY $ 848,357,920 $ 874,164,752 ABACUS GLOBAL MANAGEMENT, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) Three Months Ended June 30, Six Months Ended June 30, 2025 2024 2025 2024 REVENUES: Asset management fees $ 8,761,876 $ 204,888 $ 16,534,953 $ 422,823

Life solutions	47,300,844	28,871,214	83,599,501	50,140,463
Technology services	161,900	—	229,512	—
TOTAL REVENUES	**56,224,620**	**29,076,102**	**100,363,966**	**50,563,286**
COST OF REVENUES (excluding depreciation and amortization stated below):				
Cost of revenue (including stock-based compensation)	6,054,644	2,743,534	13,163,051	5,464,431
GROSS PROFIT	**50,169,976**	**26,332,568**	**87,200,915**	**45,098,855**
OPERATING EXPENSES:				
Sales and marketing	3,267,715	2,552,801	5,883,715	4,482,745
General and administrative (including stock-based compensation)	18,926,329	14,553,344	31,190,115	25,906,843
(Gain) loss on change in fair value of debt	—	1,199,463	(3,362,103)	3,912,090
Unrealized loss (gain) on investments	272,254	362,482	—	(802,484)
Realized gain on investments	—	(856,744)	—	(856,744)
Depreciation and amortization expense	5,184,083	1,750,452	9,942,629	3,432,506
TOTAL OPERATING EXPENSES	**27,650,381**	**19,561,798**	**43,654,356**	**36,074,956**
OPERATING INCOME	**22,519,595**	**6,770,770**	**43,546,559**	**9,023,899**
OTHER INCOME (EXPENSE):				
Gain (loss) on change in fair value of warrant liability	4,183,000	(667,500)	(623,000)	279,460
Interest expense	(8,752,145)	(4,529,187)	(18,370,475)	(8,199,632)
Interest income	1,012,278	639,906	2,187,279	1,061,332
Other income	2,718,172	195,470	2,673,648	142,442
TOTAL OTHER EXPENSE	**(838,695)**	**(4,361,311)**	**(14,132,548)**	**(6,716,398)**
NET INCOME BEFORE PROVISION FOR INCOME TAXES	**21,680,900**	**2,409,459**	**29,414,011**	**2,307,501**
Income tax expense	4,069,971	1,757,710	6,404,056	2,931,223
NET INCOME (LOSS)	**17,610,929**	**651,749**	**23,009,955**	**(623,722)**
LESS: NET INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTEREST	27,240	(118,234)	786,683	(44,960)
NET INCOME (LOSS) ATTRIBUTABLE TO ABACUS GLOBAL MANAGEMENT, INC.	**$ 17,583,689**	**$ 769,983**	**$ 22,223,272**	**$ (578,762)**
EARNINGS (LOSS) PER SHARE:				
Earnings (loss) per share - basic	$ 0.18	$ 0.01	$ 0.23	$ (0.01)
Earnings (loss) per share - diluted	$ 0.18	$ 0.01	$ 0.23	$ (0.01)

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED NET INCOME

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024
Net income (loss) attributable to Abacus Global Management	$ 17,583,689	$ 769,983	$ 22,223,272	$ (578,762)
Net income (loss) attributable to noncontrolling interests	27,240	(118,234)	786,683	(44,960)
Stock-based compensation	3,486,829	6,165,459	5,842,224	12,258,830
Business acquisition costs	74,782	1,325,000	74,782	1,325,000
Amortization expense	4,667,987	1,706,033	9,301,141	3,388,117
(Gain) loss on change in fair value of warrant liability	(4,183,000)	667,500	623,000	(279,460)
Tax impact[1]	233,137	1,178,552	233,137	2,344,454
Adjusted Net Income	**$ 21,890,664**	**$ 11,694,293**	**$ 39,084,239**	**$ 18,413,219**
Weighted-Average Stock Outstanding - Basic	94,690,195	63,846,170	95,437,545	63,087,878
Weighted-Average Stock Outstanding - Diluted	97,372,470	67,162,820	97,801,477	63,102,210
Adjusted EPS - Basic	$ 0.23	$ 0.18	$ 0.41	$ 0.29
Adjusted EPS - Diluted	$ 0.22	$ 0.17	$ 0.40	$ 0.29

[1] Tax impact represents the permanent difference in tax expense related to the restricted stock awards granted to certain executives due to IRC 162(m) limitations.

ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,	
	2025	2024	2025	2024

Net Income (Loss) $ 17,610,929 $ 651,749 $ 23,009,955 $ (623,722) Depreciation and amortization expense 5,184,083 1,750,452 9,942,629 3,432,506 Income tax expense 4,069,971 1,757,710 6,404,056 2,931,223 Interest expense 8,752,145 4,529,187 18,370,475 8,199,632 Other income (2,718,172) (195,470) (2,673,648) (142,442) Interest income (1,012,278) (639,906) (2,187,279) (1,061,332) (Gain) loss on change in fair value of warrant liability (4,183,000) 667,500 623,000 (279,460) Stock-based compensation 3,486,829 6,165,459 5,842,224 12,258,830 Business acquisition costs 74,782 1,325,000 74,782 1,325,000 Realized and Unrealized gain on investments 272,254 (494,262) — (1,659,228) Change in fair value of debt — 1,199,463 (3,362,103) 3,912,090 Adjusted EBITDA $ 31,537,543 $ 16,716,882 $ 56,044,091 $ 28,293,097 Total Revenue $ 56,224,620 $ 29,076,102 $ 100,363,966 $ 50,563,286 Adjusted EBITDA Margin % 56.1% 57.5% 55.8% 56.0% Net Income Margin % 31.3% 2.2% 22.9% -1.2% ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED RETURN ON INVESTED CAPITAL (ROIC) For the Period Ended For the Period Ended June 30, 2025 June 30, 2024 Total Assets $ 848,357,920 $ 483,854,905 Less: Intangible assets, net (71,392,006) (26,352,123) Goodwill (238,921,108) (139,930,190) Current Liabilities (140,178,035) (55,383,057) Total Invested Capital $ 397,866,771 $ 262,189,535 Adjusted Net income $ 21,890,664 $ 11,694,293 Adjusted Annualized ROIC 22.0% 17.8% ABACUS GLOBAL MANAGEMENT, INC. ADJUSTED RETURN ON EQUITY (ROE) For the Period Ended For the Period Ended June 30, 2025 June 30, 2024 Total Shareholder Equity $ 416,533,192 $ 256,849,488 Adjusted Net income $ 21,890,664 $ 11,694,293 Adjusted Annualized ROE 21.0% 18.2%